                                                               Exhibit 10.2


                          Nordstrom, Inc.

             Notice of Award of Performance Share Units



First Name, Last Name


Employee No: <EE#>
Award No: <PSU Grant#>




On February 21, 2007, you were awarded ________ Performance Share Units
(PSUs) under the Nordstrom, Inc. 2004 Equity Incentive Plan (the "Plan").

Your PSUs are governed by the terms of your PSU Award Agreement and the terms of the Plan. Your PSUs are earned (or "vested") based on the Nordstrom Total Shareholder Return (TSR) relative to the performance of our retail comparator group over the three-year period ending on January 30, 2010. At the end of the three-year period, if Nordstrom's TSR is a positive number, your PSUs will be earned as detailed below:

           Percentile
             Ranking                     Vest %
           ----------                    ------
            100.00%                       125%
             93.00%                       125%
             86.00%                       125%
             80.00%                       100%
             73.00%                        85%
             66.00%                        85%
             60.00%                        75%
             53.00%                        75%
           0-50.00%                         0%



TSR results are provided to you via e-mail on a quarterly basis during the fiscal year. The periodic TSR communication shows you how Nordstrom stock is performing in relation to our retail comparator group for each PSU grant, and the progress that has been made toward earning your PSUs. Final vesting of PSUs will be determined by the Compensation Committee of the Board of Directors and based on the actual TSR measured at the end of the performance cycle.

Please keep this Notice for your records.

If you have any questions about your grant, please call Nordstrom
Leadership Benefits at (206) 303-5855, tie line 8-805-5855 or e-mail leadership.benefits@nordstrom.com.